UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2010

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32750	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

(323) 658-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following approval by the members of the Board of Directors and the Compensation Committee of the Board of Directors, Spark Networks, Inc. (the “Company”) entered into Amendment No. 2 to its Executive Employment Agreement with Adam S. Berger, its Chief Executive Officer, on December 29, 2010 (the “Amendment”). The Amendment extended the term of the Executive Employment Agreement through December 31, 2011. In addition, Mr. Berger will now earn five additional vacation days annually pursuant to the Amendment. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to Executive Employment Agreement dated as of December 29, 2010 by and between Spark Networks, Inc. and Adam S. Berger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: January 3, 2011

	By:	/S/ JOSHUA KREINBERG
	Name:	Joshua Kreinberg
	Title:	General Counsel